UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 31, 2008

ENTERPRISE INFORMATICS INC.
(Exact name of registrant as specified in its charter)

California	0-15935	95-3634089
(State or other jurisdiction	(Commission file number)	(I.R.S. Employer
of incorporation)		Identification Number)

10052 Mesa Ridge Court, Suite 100	92121
San Diego, California	(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code:    (858) 625-3000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On January 31, 2008, the Company and ERP2 Holdings, LLC, a Delaware limited liability company (“ERP2”), effected the consummation of the transactions described below (the “Closing”) pursuant to the term sheet entered into by the Company and ERP2 on January 14, 2008.

Upon the Closing, the Company issued to ERP2 a secured promissory note (the “New Note”) in the principal amount of up to $1,500,000 with a maturity date of January 31, 2010.  The disbursement of $300,000 of such principal amount occurred upon the Closing.  Disbursement of the remaining $1,200,000 of such amount is subject to completion of all actions required to be completed by the Company in order to effectuate a 1000-to-1 reverse split of the Company’s common stock and the deregistration of the Company’s common stock under the Securities Exchange Act of 1934.  Events of default under the New Note include, among others, any failure of the Company to complete such actions by April 30, 2008. The New Note bears interest at 10% per annum (plus, upon the occurrence and continuation of an event of default, an additional 3% per annum ), payable quarterly in arrears in cash, or, at the Company’s option, in kind, capitalized as additional principal.  The New Note contains certain affirmative and negative covenants, including a covenant that the Company’s consolidated EBITDA (as defined in the New Note) for each of certain periods of four consecutive fiscal quarters will meet or exceed the applicable minimum amount set forth in the New Note.

In addition, upon the Closing, the Company and ERP2 entered into amendments to the two existing secured demand notes in the original principal amounts of $400,000 and $500,000 held by ERP2 (the “Old Notes”) that provide, among other things, for (A) the extension of the maturity dates of such notes until January 31, 2010 and (B) a right of ERP2 to accelerate the indebtedness represented by such notes upon an event of default under the New Notes, provided that no such acceleration may occur prior to September 30, 2008.  The Old Notes, as amended, bear interest at 10% per annum, payable upon maturity, provided that, in the event any payment due under either of such notes is not made within 15 days of its due date, the interest on such overdue amount will increase to 13% per annum.  As of January 31, 2008, the aggregate amount of principal and interest outstanding under the Old Notes was $699,213.

The New Notes and the Old Notes, as amended, are secured by all of the Company’s assets pursuant to amendments and restatements executed by the Company and ERP2 upon the Closing of the security agreement and pledge agreement by which the Company’s obligations under the Old Notes were secured immediately prior to the Closing.  Such amended and restated security agreement, among other things, (i) provides for a security interest in favor of ERP2 in respect of all personal property of the Company and (ii) obligates the Company to deliver the source code of its software products into escrow pursuant to an escrow agreement reasonably satisfactory to ERP2 within 30 days after January 31, 2008 and, subject to certain conditions, to effect one or more updates to the source code so escrowed.  Such amended and restated pledge agreement, among other things, provides for a security interest in favor of ERP2 in respect of the Company’s interest in its United Kingdom subsidiaries, Enterprise Informatics International Ltd. and Enterprise Informatics Ltd.

The Company is obligated under the New Note, on or prior to the date of the above-referenced $1,200,000 disbursement, to issue to ERP2 warrants for the purchase of the number of shares of common stock equal to the greater of (i) 26,735,508 shares of common stock and (ii) 20% of the fully diluted outstanding common stock as of the date of such issuance.  Such warrants will have a per share exercise price of $0.08 and a 10-year term, and contain certain “cashless exercise” and anti-dilution provisions.

The New Note provides for entry by the Company and ERP2 into one or more agreements pursuant to which designees of ERP2 will provide management consulting, strategic and financial advisory services to the Company during the period that any indebtedness is outstanding under the New Note or the Old Notes, in exchange for fees paid by the Company of up to $60,000 per quarter.  In addition, the Company is obligated to pay (i) a $75,000 closing fee, which includes up to $25,000 of fees and expenses that the Company is required to reimburse to ERP2 pursuant to the letter agreement between the Company and ERP2 dated October 22, 2007 and (ii) certain fees and expenses incurred by ERP2 in connection with the transactions described above.

As reported in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on October 16, 2007, on October 10, 2007, ERP2 acquired from Spescom Limited, a South African corporation, and its wholly owned subsidiary Spescom Ltd., a United Kingdom corporation, the Old Notes, 15,650,471 shares of the Company’s common stock, 5,291 shares of the Company’s Series F Convertible Preferred Stock, and certain contract rights and other interests held by such entities in connection with their ownership of such notes and shares.

As reported in the Current Report on Form 8-K filed by the Company with the SEC on October 26, 2007, on October 22, 2007, the Company and ERP2 entered into a letter agreement by which ERP2 agreed to forbear from seeking repayment of the Old Notes prior to December 21, 2007 and the Company, in exchange, agreed to (i) pay a forbearance fee of $25,000 to ERP2 or its designees not later than October 24, 2007 and (ii) reimburse ERP2 for certain due diligence expenses, including legal fees, in an amount up to $25,000.

As reported in the Annual Report on Form 10-K filed by the Company with the SEC on January 15, 2008, on January 14, 2008, the Company and ERP2 entered into a term sheet contemplating transactions in the nature of those consummated on January 31, 2008, as described above.  Also as reported in such Annual Report, upon execution of such term sheet, the Company (i) issued to ERP2 a warrant exercisable for 17,175,971 shares of the Company’s common stock, which warrant has a per share exercise price of $0.08 and a 10-year term and contains certain “cashless exercise” and anti-dilution provisions, and (ii) declared a dividend payable to ERP2 in shares of the Company’s common stock in satisfaction of the entire amount of accrued and unpaid dividends on the shares of the Company’s Series F Convertible Preferred Stock held by ERP2.  As reported in Amendment No. 1 to Annual Report on Form 10-K/A filed by the Company with the SEC on January 28, 2008, on January 21, 2008, the Company issued 20,832,498 shares of its common stock to ERP2 in payment of such dividend.

As of January 31, 2008, ERP2, by virtue of its ownership of shares of the common stock and Series F Convertible Preferred Stock of the Company, was entitled to 52,044,734 or 70% of the total number of votes eligible to be cast on all matters submitted to the vote of the holders of common stock and, consequently, was entitled to elect a majority of the Board.  In addition, as of such date, ERP2, by virtue of its ownership of such shares and of the above-referenced warrant to purchase 17,175,971 shares of common stock, was the beneficial owner of 69,220,705 shares or 75.7% of the common stock of the Company.

(d)            Exhibits

Exhibit                                 Description

10.1	Secured Promissory Note issued by Enterprise Informatics Inc. to ERP2 Holdings, LLC, dated January 31, 2008.

10.2	First Amendment to the Secured Promissory Note Issued on March 15, 2002 by Enterprise Informatics Inc. to Spescom Ltd. and Assigned to ERP2 Holdings, LLC, dated January 31, 2008.

10.3	First Amendment to the Secured Promissory Note Issued on April 19, 2002 by Enterprise Informatics Inc. to Spescom Ltd. and Assigned to ERP2 Holdings, LLC, dated January 31, 2008.

10.4	Amended and Restated Security Agreement between Enterprise Informatics Inc. and ERP2 Holdings, LLC, dated January 31, 2008.

10.5	Amended and Restated Pledge Agreement between Enterprise Informatics Inc. and ERP2 Holdings, LLC, dated January 31, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  February 6, 2008

ENTERPRISE INFORMATICS INC.

By:	/s/ John W. Low
John W. Low
Chief Financial Officer